Exhibit 99:

FOR IMMEDIATE RELEASE

Contact:	F. Scott Bauer, President (336) 768-8500

Southern Community CEO on Live Webcast
From Investor Conference

Winston-Salem, North Carolina, June 10, 2003 – F. Scott Bauer, Chief Executive Officer and Chairman of Southern Community Financial Corporation (Nasdaq Symbol: SCMF) will speak at the 2003 Northeast Super-Community Bank Conference on June 17th at 12:10 P.M.

The two-day event will be held at the Omni Parker House Hotel in Boston, Massachusetts on June 16th and 17th and will be webcast live at www.super-communitybanking.com. The webcast can also be accessed through Southern Community’s website at www.smallenoughtocare.com under Investor Relations.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. With over $614 million in assets as of March 31, 2003, Southern Community ranked fifth in deposit share in Forsyth County and second in Yadkin County.

Southern Community’s securities trade on The Nasdaq National Market under the common stock symbol SCMF and trust preferred symbol SCMFP. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

*End of release*